UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 8, 2011 (December 7, 2011)

Behringer Harvard Multifamily REIT I, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-53195	20-5383745
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15601 Dallas Parkway, Suite 600, Addison, Texas

75001

(Address of principal executive offices)

(Zip Code)

(866) 655-3600

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01               Completion of Acquisition or Disposition of Assets.

On December 7, 2011, Behringer Harvard Multifamily REIT I, Inc. (which may be referred to herein as the “Registrant,” “we,” “our” or “us”), through Behringer Harvard Multifamily OP I LP, our operating partnership, pursuant to a Membership Interest Purchase and Sale Agreement dated November 29, 2011 (the “Sale Agreement”), sold joint venture interests in six multifamily communities to Milky Way Partners, L.P. (“Milky Way”) for an aggregate purchase price of $178.6 million, excluding closing costs.  The interests conveyed to Milky Way range from 15% to 45% interests in the following multifamily communities: (i) 7166 at Belmar; (ii) Acacia on Santa Rosa Creek; (iii) Argenta; (iv) Cyan/PDX; (v) The Gallery at NoHo Commons; and (vi) The Lofts at Park Crest (the “BHMF Sale Properties”).

Simultaneously with the closing on the Sale Agreement, Milky Way and Behringer Harvard Master Partnership I LP (the “BHMP Co-Investment Partner”) also closed on a purchase and sale agreement dated November 29, 2011 between the parties (the “BHMP Sale Agreement”).  The BHMP Co-Investment Partner is our partner in multiple joint ventures (“BHMP CO-JVs”) through which we hold interests in multifamily communities.  Pursuant to the BHMP Sale Agreement, the BHMP Co-Investment Partner sold all of its joint venture interests in 12 multifamily communities to Milky Way.  The joint venture interests conveyed to Milky Way under the BHMP Sale Agreement range from 5% to 45% interests in the following multifamily communities: (i) 4550 Cherry Creek; (ii) 7166 at Belmar; (iii) Argenta; (iv) Briar Forest Lofts; (v) Burrough’s Mill; (vi) Calypso Apartments and Lofts; (vii) Cyan/PDX; (viii) Eclipse; (ix) Fitzhugh Urban Lofts; (x) Forty 55 Lofts; (xi) The Venue; and (xii) West Village (the “BHMP Sale Properties”).

As a result of the completion of the transactions described above, Milky Way serves as our joint venture partner in the ownership of the BHMF Sale Properties and the BHMP Sale Properties (some of which overlap), and has replaced the BHMP Co-Investment Partner.  Milky Way is a partnership between Heitman LLC (“Heitman”), which serves as the general partner of Milky Way, and Korea Exchange Bank, as Trustee for and on behalf of National Pension Service (acting for and on behalf of the National Pension Fund of the Republic of Korea Government) (“NPS”), which serves as the limited partner of Milky Way.  Heitman is a large multi-national real estate investment management firm with over $23 billion in assets under management.  Heitman serves as the advisor to NPS.  NPS is one of the largest pension funds in the world, which generally covers all citizens of South Korea ages 18 to 59. NPS was established to provide pension benefits in contingency of old-age, disability or death of the primary income provider for a household with a view to contributing to the livelihood stabilization for the promotion of the welfare of South Korea. As of April 30, 2011 the NPS fund estimated its total value at 333 trillion won ($300 billion), based on exchange rates as of such date, and counted over 3.15 million people in its beneficiary base.

We have no ownership or other direct financial interests in either of these entities.  As a result of the closing of the transactions described above, our interests in the BHMF Sale Properties and the BHMP Sale Properties are now 55%, with Milky Way owning 45% of each multifamily community referred to above.

The organizational structure of the joint ventures with Milky Way is substantially similar to our current joint ventures with the BHMP Co-Investment Partner.  Each of our separate joint ventures with Milky Way (each a “Milky Way CO-JV”) is made through separately formed entities for each multifamily community that own 100% of the voting equity interests and approximately 99% of the economic interests in one subsidiary REIT, or an entity that will elect REIT tax status in the future, through which substantially all of the Milky Way CO-JV’s business will be conducted. Each Milky Way CO-JV, together with its respective subsidiary REIT, is a separate legal entity formed for the sole purpose of holding its respective investment and obtaining legally separated debt and equity financing.

In connection with the transactions described above, modifications were made to the governance rights with respect to the joint ventures through which we invest in the BHMF Sale Properties and the BHMP Sale

Properties. These include modifications to the control rights over operating plans which, along with other factors, may result in our having sufficient control over the Milky Way CO-JVs such that we would expect to consolidate all of the Milky Way CO-JVs on our financial statements as a result of the transactions described above.  Investments reported on a consolidated basis will reflect gross amounts of assets, liabilities and noncontrolling interests in the balance sheet and gross amounts of revenues and expenses in the statement of operations.  Investments reported on an equity basis will reflect those amounts as a single net amount on each statement.

Item 2.03               Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In connection with the transactions described above, we also entered into new financing arrangements with respect to our Venue and Lofts at Park Crest communities, through their respective Milky Way CO-JVs.  On December 7, 2011, the Venue Milky Way CO-JV entered into a loan agreement with M & T Realty Capital Corporation, as lender, in the amount of $10.5 million.  The proceeds of the loan were used to refinance The Venue.  The loan is secured by a first mortgage lien on the assets of The Venue, including the land, improvements, fixtures, personalty, leases, rents, profits and contract rights.  The loan bears interest at an annual interest rate equal to 3.66%.  The loan has an 84-month term, and requires monthly interest-only payments for the first 48 months of such term.  Beginning with the first month of the fifth year of its term, the loan requires monthly principal and interest payments in the amount that would be required to amortize the loan fully over the amortization period of thirty years.  The loan may be prepaid in full prior to the expiration of the seventy-eighth month of its term with a prepayment premium equal to the yield maintenance amount, after the expiration of the seventy-eighth month of its term but more than 90 days prior to the loan’s maturity date, with a prepayment premium equal to 1% of the unpaid principal balance, and at any time thereafter with no prepayment premium.

Also on December 7, 2011, the Lofts at Park Crest Milky Way CO-JV entered into a loan agreement with AmeriSphere Multifamily Finance, L.L.C., as lender, in the amount of approximately $34.4 million.  The proceeds of the loan were used to refinance the residential portion of The Lofts at Park Crest.  The loan is secured by a first mortgage lien on the assets of the residential portion of The Lofts at Park Crest, including the land, improvements, fixtures, personalty, leases, rents and profits.  The retail portion of The Lofts at Park Crest remains unencumbered by any indebtedness. The loan bears interest at an annual interest rate equal to 3.42%.  The loan has an 84-month term, and requires equal monthly payments of principal and interest in an amount necessary to amortize the loan over an amortization period of 360 months.  The loan may be prepaid in full prior to the expiration of the seventy-eighth month of its term with a prepayment premium equal to the yield maintenance amount, after the expiration of the seventy-eighth month of its term but more than 90 days prior to the loan’s maturity date, with a prepayment premium equal to 1% of the unpaid principal balance, and at any time thereafter with no prepayment premium.

Item 7.01               Regulation FD Disclosure

On December 8, 2011, we issued a press release announcing our entry into a new co-investment partnership with institutional investors. A copy of the press release, appearing as Exhibit 99.1, is furnished and not filed pursuant to Regulation FD.

Item 9.01               Financial Statements and Exhibits

Behringer Harvard Multifamily REIT I, Inc.

Unaudited Pro Forma Consolidated Financial Information

On December 7, 2011, we sold partial joint venture interests in the following six multifamily communities to Milky Way:

Multifamily Community	Interest Percentage Sold to Milky Way
7166 at Belmar	15%
Acacia on Santa Rosa Creek	45%
Argenta	40%
Cyan/PDX	15%
The Gallery at NoHo Commons	45%
The Lofts at Park Crest	45%

As a part of the sale of the partial joint venture interests in The Lofts at Park Crest, we closed an approximately $34.4 million mortgage loan payable secured by the multifamily community.  The mortgage loan payable has an annual interest rate of 3.42% and matures in 2018.  The sale of our partial joint venture interests in Acacia on Santa Rosa Creek, Argenta, The Gallery at NoHo Commons, and The Lofts at Park Crest (the “Consolidated Properties”) do not result in a gain or loss but do result in an increase to additional paid-in capital as these four properties have been and will continue to be consolidated. The sale of our partial joint venture interests in the Consolidated Properties also does not result in any adjustments to operating revenues and expenses as the full effect of the partial sales is a change to noncontrolling interests, which is not included in the determination of net income (loss).

The following unaudited pro forma balance sheet as of September 30, 2011 is presented as if we had sold our partial joint venture interests in the multifamily communities listed above and closed the financing on September 30, 2011.  In our opinion, all material adjustments necessary to reflect the effects of the sale have been made.

The following unaudited pro forma consolidated statements of operations for the nine months ended September 30, 2011 and for the year ended December 31, 2010 are presented as if we had sold our partial joint venture interests in the multifamily communities listed above and closed the financing on January 1, 2010.  In our opinion, all material adjustments necessary to reflect the effects of the sale have been made.

The unaudited pro forma consolidated statements of operations exclude activity that is non-recurring and not representative of our future activity.  Accordingly, acquisition expenses related to the multifamily communities for the sold partial joint venture interests have been eliminated. We have also eliminated all effects of discontinued operations, and $5.6 million of estimated gains on sale related to the sale of the partial joint venture interests in 7166 at Belmar and Cyan/PDX.

This unaudited pro forma consolidated financial information should be read in conjunction with the historical consolidated financial statements and notes thereto as filed in our Annual Report on Form 10-K for the year ended December 31, 2010 and our Quarterly Report on Form 10-Q for the period ended September 30, 2011, and are not necessarily indicative of what the actual financial position or results of operations would have been had we completed the transaction as of the date of the period presented, nor is it necessarily indicative of future results. Adjustments are estimated based on currently available information.

Behringer Harvard Multifamily REIT I, Inc.

Unaudited Pro Forma Consolidated Balance Sheet

As of September 30, 2011

(in thousands, except share and per share amounts)

	September 30, 2011	Pro Forma		Pro Forma
	as Reported (a)	Adjustments		September 30, 2011
Assets
Real estate
Land	$121,170	$—		$121,170
Buildings and improvements	609,649	—		609,649
	730,819	—		730,819
Less accumulated depreciation	(30,932)	—		(30,932)
Net operating real estate	699,887	—		699,887
Construction in progress, including land	1,401	—		1,401
Total real estate, net	701,288	—		701,288

Investments in unconsolidated real estate joint ventures	300,634	(6,867	)(b)	293,767
Cash and cash equivalents	530,141	135,488	(c)	665,629
Deferred financing costs, net	5,563	430	(d)	5,993
Intangibles, net	18,790	—		18,790
Other assets, net	27,778	—		27,778
Total assets	$1,584,194	$129,051		$1,713,245

Liabilities and stockholders’ equity

Liabilities
Mortgage loans payable	$256,377	$34,365	(d)	$290,742
Credit facility payable	10,000	—		10,000
Distributions payable	8,099	—		8,099
Deferred lease revenues and other related liabilities, net	14,869	—		14,869
Tenant security deposits	1,474	—		1,474
Accounts payable and other liabilities	10,118	—		10,118
Total liabilities	300,937	34,365		335,302

Stockholders’ equity
Preferred stock, $.0001 par value per share; 124,999,000 shares authorized, none outstanding	—	—		—
Non-participating, non-voting convertible stock, $.0001 par value per share; 1,000 shares authorized, 1,000 shares issued and outstanding	—	—		—
Common stock, $.0001 par value per share; 875,000,000 shares authorized, 163,973,554 shares issued and outstanding at September 30, 2011	17	—		17
Additional paid-in capital	1,451,713	38,242	(e)	1,489,955
Noncontrolling interests	20,515	50,797	(f)	71,312
Cumulative distributions and net loss	(188,988)	5,647	(g)	(183,341)
Total stockholders’ equity	1,283,257	94,686		1,377,943
Total liabilities and stockholders’ equity	$1,584,194	$129,051		$1,713,245

See Accompanying Notes to Unaudited Pro Forma Consolidated Financial Statements

Behringer Harvard Multifamily REIT I, Inc.

Unaudited Pro Forma Consolidated Statement of Operations

For the Nine Months Ended September 30, 2011

(in thousands, except per share amounts)

	Nine Months Ended			Pro Forma
	September 30, 2011	Pro Forma		Nine Months Ended
	as Reported (a)	Adjustments		September 30, 2011
Rental revenues	$44,937	—		$44,937

Expenses
Property operating expenses	13,205	—		13,205
Real estate taxes	6,728	—		6,728
Asset management and other fees	4,695	(512	)(b)	4,183
General and administrative expenses	3,134	—		3,134
Acquisition expenses	6,140	(4,456	)(c)	1,684
Interest expense	6,977	858	(d)	7,835
Depreciation and amortization	23,113	46	(e)	23,159
Total expenses	63,992	(4,064)		59,928

Interest income	1,756	—		1,756
Gain on revaluation of equity on a business combination	18,052	—		18,052
Equity in loss of investments in unconsolidated real estate joint ventures	(7,101)	104	(f)	(6,997)
Loss from continuing operations	(6,348)	4,168		(2,180)

Loss from continuing operations attributable to noncontrolling interests:
Noncontrolling interests in continuing operations	1,013	572	(g)	1,585

Loss from continuing operations attributable to common to stockholders	$(5,335)	$4,740		$(595)

Weighted average number of common shares outstanding	129,115			129,115

Basic and diluted loss per common share:
Continuing operations	$(0.04)			$—

See Accompanying Notes to Unaudited Pro Forma Consolidated Financial Statements

Behringer Harvard Multifamily REIT I, Inc.

Unaudited Pro Forma Consolidated Statement of Operations

For the Year Ended December 31, 2010

(in thousands, except per share amounts)

	Year Ended			Pro Forma
	December 31, 2010	Pro Forma		Year Ended
	as Reported (a)	Adjustments		December 31, 2010
Rental revenues	$32,567	—		$32,567

Expenses
Property operating expenses	9,779	—		9,779
Real estate taxes	4,491	—		4,491
Asset management and other fees	5,146	(519	)(b)	4,627
General and administrative expenses	4,242	—		4,242
Acquisition expenses	10,775	(2,668	)(c)	8,107
Interest expense	5,672	1,165	(d)	6,837
Depreciation and amortization	21,516	61	(e)	21,577
Total expenses	61,621	(1,961)		59,660

Interest income	1,376	—		1,376
Equity in loss of investments in unconsolidated real estate joint ventures	(6,892)	407	(f)	(6,485)
Loss from continuing operations	(34,570)	2,368		(32,202)

Loss from continuing operations attributable to noncontrolling interests:
Noncontrolling interests in continuing operations	—	1,360	(g)	1,360

Loss from continuing operations attributable to common to stockholders	$(34,570)	$3,728		$(30,842)

Weighted average number of common shares outstanding	83,532			83,532

Basic and diluted loss per common share:
Continuing operations	$(0.41)			$(0.37)

See Accompanying Notes to Unaudited Pro Forma Consolidated Financial Statements

Behringer Harvard Multifamily REIT I, Inc.

Notes to Unaudited Pro Forma Consolidated Financial Statements

Notes to Unaudited Pro Forma Consolidated Balance Sheet as of September 30, 2011

a.               Reflects our historical consolidated balance sheet as of September 30, 2011.

b.              Reflects the sale of our partial joint venture interests in 7166 at Belmar and Cyan/PDX.

c.               Reflects (1) the cash received from the sale of our partial joint venture interests in the six multifamily communities listed below, net of estimated closing costs related to the closing of the sale, and (2) financing proceeds related to the new loan obtained for The Lofts at Park Crest of approximately $34.4 million.  Below is a table of the net cash proceeds received:

Multifamily Community	Net Cash Proceeds Received
7166 at Belmar	$5.0
Acacia on Santa Rosa Creek	11.8
Argenta	19.3
Cyan/PDX	7.4
The Gallery at NoHo Commons	30.3
The Lofts at Park Crest	27.3
Total	$101.1

d.              Reflects the new mortgage loan payable and deferred financing costs related to The Lofts at Park Crest.

e.               Reflects the additional paid-in capital resulting from the sale of our partial joint venture interests in the following consolidated multifamily communities:  Acacia on Santa Rosa Creek, Argenta, The Gallery at NoHo Commons, and The Lofts at Park Crest.

f.                 Reflects the noncontrolling interests resulting from the sale of our partial joint venture interests in the following consolidated multifamily communities:  Acacia on Santa Rosa Creek, Argenta, The Gallery at NoHo Commons, and The Lofts at Park Crest.

g.              Reflects the gain resulting from the sale of our partial joint venture interests in 7166 at Belmar and Cyan/PDX and the estimated closing costs associated with the closing of the sale.

Notes to Unaudited Pro Forma Consolidated Statement of Operations for the Nine Months Ended September 30, 2011

a.               Reflects our historical consolidated statement of operations for the nine months ended September 30, 2011.

b.              Reflects the reduction of asset management fees related to the sale of our partial joint venture interests in the six multifamily communities.  The assets are managed by Behringer Harvard Multifamily Advisors I,

LLC, a related party to us.  The annual asset management fee was 0.5% of the asset’s cost and is adjusted for the partial joint venture interests sold.

c.               Reflects the elimination of all acquisition expenses related to Argenta, which was acquired in April 2011.

d.              Reflects the interest expense associated with the mortgage loan payable on The Lofts at Park Crest.

e.               Reflects the amortization of the deferred financing costs related to the mortgage loan payable on
The Lofts at Park Crest.

f.                 Reflects the adjustment in equity pick-up associated with the sale of our partial joint venture interests in 7166 at Belmar and Cyan/PDX.

g.              Reflects the noncontrolling interests’ share of loss from continuing operations related to the sale of the partial joint venture interests in the following consolidated multifamily communities:  Acacia on Santa Rosa Creek, Argenta, The Gallery at NoHo Commons, and The Lofts at Park Crest.

Notes to Unaudited Pro Forma Consolidated Statement of Operations for the Year Ended December 31, 2010

a.               Reflects our historical consolidated statement of operations for the year ended December 31, 2010.

b.              Reflects the reduction of asset management fees related to the sale of our partial joint venture interests in the six multifamily communities.  The assets are managed by Behringer Harvard Multifamily Advisors I, LLC, a related party to us.  The annual asset management fee was 0.5% of the asset’s cost and is adjusted for the partial joint venture interest sold.

c.              Reflects the elimination of all acquisition expenses related to Acacia and The Lofts at Park Crest, both of which were acquired in 2010.

d.              Reflects the interest expense associated with the mortgage loan payable on The Lofts at Park Crest.

e.               Reflects the amortization of the deferred financing costs related to the mortgage loan payable on
The Lofts at Park Crest.

f.                 Reflects the adjustment in equity pick-up associated with the sale of our partial joint venture interests in 7166 at Belmar and Cyan/PDX.

g.              Reflects the noncontrolling interests’ share of loss from continuing operations related to the sale of our partial joint venture interests in the following consolidated multifamily communities:  Acacia on Santa Rosa Creek, Argenta, The Gallery at NoHo Commons, and The Lofts at Park Crest.

(d)	Exhibits.

	99.1	Press Release, dated December 8, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEHRINGER HARVARD MULTIFAMILY REIT I, INC.
(Registrant)

December 8, 2011	/s/ Daniel J. Rosenberg
Daniel J. Rosenberg
Senior Vice President — Legal, General Counsel
and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated December 8, 2011.